SCHEDULE II
           CERTIFICATE OF AUTHORIZED PERSONS FOR FUND EXPENSE PAYMENTS

                   (The Fund - Oral and Written Instructions)

The undersigned hereby certifies that he/she is the duly elected and acting Treasurer of each fund listed on Exhibit A (the "Fund"), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund's Articles of Incorporation/Declaration of Trust and By-Laws to deliver Written and Oral Instructions for the purpose of paying Fund expenses to The Bank of New York ("Custodian") pursuant to the Custody Agreement between the Fund and Custodian dated April 26, 2001, and that the signatures appearing opposite their names are true and correct:

Mia Bottarini              Vice President and
                           Assistant Treasurer        /s/ Mia Bottarini
-----------------------    ---------------------      -------------------------
Name                       Title                      Signature

Christopher Brancazio      Chief Compliance
                           Officer                    /s/ Christopher Brancazio
-----------------------    ---------------------      -------------------------
Name                       Title                      Signature

Richard DeSanctis          Vice President             /s/ Richard DeSanctis
-----------------------    ---------------------      -------------------------
Name                       Title                      Signature

Christopher Gill           Vice President            /s/ Christopher Gill
-----------------------    ---------------------      -------------------------
Name                       Title                      Signature

Joseph Jerkovich           Treasurer and
                           Assistant Secretary       /s/ Joseph Jerkovich
-----------------------    ---------------------      -------------------------
Name                       Title                      Signature

Michael P. Lydon           President, Principal
                           Executive Officer         /s/ Michael P. Lydon
-----------------------    ---------------------      -------------------------
Name                       Title                      Signature

Christine Manna            Secretary                 /s/ Christine Manna
-----------------------    ---------------------      -------------------------
Name                       Title                      Signature

Robert Rickard             Vice President            /s/ Robert Rickard
-----------------------    ---------------------      -------------------------
Name                       Title                      Signature

This certificate supersedes any certificate of Authorized Persons you may currently have on file.

                            /s/ Joseph Jerkovich
                       By:
                          ---------------------------------------------
                                Joseph Jerkovich
                                Title: Treasurer

                                Date: 1/12/09